Exhibit 10.11

EXECUTION VERSION

EQUITY CONTRIBUTION AGREEMENT

This Equity Contribution Agreement (this “Agreement”) is entered into effective as of February 2, 2021, by and among Banco Invex, S.A., Institución de Banca Múltiple, Invex Grupo Financiero acting solely and exclusively as trustee pursuant to the Contrato de Fideicomiso Irrevocable de Emisión de Certificados Bursátiles Fiduciarios de Desarrollo Número F/2416 identified as “LIV Mexico Growth IV No. F/2416” (the “CKD”) and LIV Mexico Growth Fund IV, L.P. (the “LIV LP” and, together with CKD, each, an “Equity Investor” and collectively, the “Equity Investors”), LIV Capital Acquisition Corp., a Cayman Islands exempted company (“LIVK”) and AgileThought, Inc., a Delaware corporation (the “Company”). The Equity Investors, LIVK and the Company are collectively referred to herein as the “Parties.”

RECITALS

A. Each Equity Investor is an affiliate of LIVK. LIVK is a blank check company formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities.

B. On December 13, 2019, LIVK consummated its initial public offering of 7,000,000 units (the “Units” and, with respect to the Class A ordinary shares of LIVK included in the Units sold, the “Public Shares”) at $10.00 per Unit, pursuant to the Registration Statement on Form S-1 (File No. 333-234799) filed with the U.S. Securities and Exchange Commission.

C. On November 25, 2020, LIVK and the Company entered into a non-binding (except as expressly set forth therein) letter agreement attached hereto as Exhibit 1 (the “Business Combination LOI”) with respect to a proposed business combination involving the Company and LIVK in which, among other things, LIVK will issue Public Shares (or shares of common stock of LIVK into which such Public Shares are converted in connection with the domestication of LIVK as a Delaware corporation) (collectively, the “Post-Closing Public Shares”) to the equityholders of the Company and the Company will become a wholly-owned subsidiary of LIVK, which will remain a publicly-traded company trading on the Nasdaq Stock Market or another stock exchange or marketplace approved by the Company and LIVK (the “Proposed Transaction”).

D. In connection with the Proposed Transaction and as contemplated by the Business Combination LOI, (i) the Company, LIVK and a wholly owned direct subsidiary of LIVK intend to enter into an Agreement and Plan of Merger setting forth the definitive terms and conditions of the Proposed Transaction (the “Merger Agreement”), (ii) the Company, LIVK, certain of their affiliates and/or certain other persons intend to enter into other documentation referred to in the Business Combination LOI and the Merger Agreement and (iii) LIVK expects to obtain PIPE commitments from certain investors substantially on the terms and conditions set forth in the form of PIPE Subscription Agreement attached hereto as Exhibit 2 (the “PIPE Subscription Agreements”).

E. Each Equity Investor has agreed to make a capital investment in the Company on the terms and conditions set forth in this Agreement, including in the Equity Investment Term Sheet attached hereto as Exhibit 3 (the “Equity Term Sheet”).

F. Concurrently with the execution hereof, (i) the Company and the other necessary parties to the Senior Credit Agreement (as defined below) are entering into a Waiver and Third Amendment to Amended and Restated Credit Agreement in the form attached hereto as Exhibit 4 (the “Senior Lender Waiver”) and (ii) the Company and the other necessary parties to the Junior Credit Agreement (as defined below) are entering into a Waiver and Second Amendment to First Amended and Restated Credit Agreement in the form attached hereto as Exhibit 5 (the “Junior Lender Waiver”).

NOW, THEREFORE, in consideration of the premises set forth above, the respective representations, warranties, covenants and agreements set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

AGREEMENT

1. Certain Definitions. As used herein, the following terms shall have the following meanings:

(a) “Junior Credit Agreement” means that certain First Amended and Restated Credit Agreement, dated as of January 30, 2020, by and among the Company and certain entities affiliated with the Company as borrowers, on the one hand, and certain financial institutions as lenders and an administrative agent for the lenders and a collateral agent, on the other hand, as amended, restated, supplemented or otherwise modified from time to time.

(b) “Senior Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of July 18, 2019, by and among the Company and certain entities affiliated with the Company as borrowers, on the one hand, and certain financial institutions as lenders and an administrative agent for the lenders, on the other hand, as amended, restated, supplemented or otherwise modified from time to time.

(c) “Non-Recourse Party” means any person or entity other than each Equity Investor, LIVK and the Company. Without limiting the generality of the foregoing, the term “Non-Recourse Party” means and includes: the former, current and future equity holders, controlling persons, directors, officers, employees, agents, affiliates, members, managers, general or limited partners, or assignees of each Equity Investor, LIVK, the Company or any former, current or future equity holder, controlling person, director, officer, employee, agent, affiliate, member, manager, general or limited partner, or assignee of any of the foregoing (other than each Equity Investor, LIVK, or the Company).

2. Capital Contribution.

2.1 Contribution. Subject to the terms and conditions set forth herein, at the Closing, the Equity Investors shall collectively purchase (or shall cause the purchase of, directly or indirectly), and the Company shall sell, issue and deliver to the Equity Investors, 2,000,000 shares of a newly created class of Preferred Stock of the Company having the rights, preferences and privileges set forth in the Equity Term Sheet (the “Shares”) at a purchase price of USD $10.00 per Share (the “Original Purchase Price”) and for an aggregate purchase price equal to USD $20,000,0000 (the “Capital Contribution”). At least three business days prior to the Closing, the Equity Investors shall notify the Company how the aggregate number of Shares to be sold hereunder shall be individually allocated to each Equity Investor (and accordingly, how many Shares each Equity Investor will purchase at the Closing), provided that the aggregate number of Shares to be purchased by all of the Equity Investors at the Closing shall equal 2,000,000.

2.2 Amendment of Charter. The Company agrees that promptly following the date of this Agreement (but, in any event, prior to and as a condition to the Closing) it will take all actions necessary or desirable to amend its certificate of incorporation to (i) create and authorize the Shares and (ii) provide that the Shares will have the rights, preferences and privileges set forth in the Equity Term Sheet by adopting and filing an amended and restated certificate of incorporation with the Secretary of State of the State of Delaware in a form mutually agreed with the Equity Investors (the “Amended Charter”).

2.3 Use of Proceeds. Promptly upon its receipt of the Capital Contribution at the Closing, the Company shall deliver the Capital Contribution to one of its Mexican subsidiaries (A) as funding in connection with an intercompany loan or (B) in exchange for (i) a capital increase or (ii) a future capital increase, in each case, pursuant to Mexican law. The Company shall deliver evidence of such intercompany loan to or capital increase of one of its Mexican subsidiaries to the Equity Investors as soon as practicable, but, in any event, not later than 45 (forty-five) business days after the date of the Closing. Once delivered to one of its Mexican subsidiaries, the Capital Contribution will be used exclusively to invest or finance activities and projects of the Company and its subsidiaries in the Mexican territory, including reducing the outstanding indebtedness of the Company and the other borrowers (one of which is a Mexican subsidiary of the Company) to the lenders under the Senior Credit Agreement, and the Capital Contribution will not be used for any other purpose by the Company or its subsidiaries.

2.4 Conditions.

(a) The obligations of the Parties to consummate, or cause to be consummated, the transactions contemplated by this Agreement are subject to the satisfaction, on or before the Closing, of each of the following conditions, unless otherwise waived (if permitted by applicable law) in writing by all of the Parties:

(i) no applicable governmental authority shall have enacted, issued, promulgated or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby (including the Equity Investors’ capital call for purposes of their funding the Capital Contribution pursuant to this Agreement) illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby (including the Equity Investors’ capital call for purposes of their funding the Capital Contribution pursuant to this Agreement); provided, however, that the Equity Investors agree to use commercially reasonable efforts to obtain all approvals from applicable governmental authorities necessary to enable the Equity Investors to fund the Capital Contribution as and when required by this Agreement, and if the Equity Investors fail to use such commercially reasonable efforts, the Equity Investors shall not be permitted to rely on the condition in this Section 2.4(a)(i) as a basis for failing to fund the Capital Contribution and consummate the Closing;

(ii) the Senior Lender Waiver shall have been executed and delivered by the Company and the other necessary parties to the Senior Credit Agreement and shall be in full force and effect, and a copy of the Senior Lender Waiver, as so executed and delivered, shall have been delivered to the Equity Investors; and

(iii) the Junior Lender Waiver shall have been executed and delivered by the Company and the other necessary parties to the Junior Credit Agreement and shall be in full force and effect, and a copy of the Junior Lender Waiver, as so executed and delivered, shall have been delivered to the Equity Investors; and

(iv) the Company shall have adopted and filed the Amended Charter (for the avoidance of doubt, in a form mutually agreed with the Equity Investors) with the Secretary of State of the State of Delaware on or prior to the Closing, which shall continue to be in full force and effect as of the Closing.

(b) The obligations of each Equity Investor to consummate, or cause to be consummated, the transactions contemplated by this Agreement are subject to the satisfaction, on or before the Closing, of each of the following conditions, unless otherwise waived (if permitted by applicable law) in writing by such Equity Investor:

(i) all representations and warranties of the Company contained in Annex 3.1 to this Agreement shall be true and correct in all material respects at and as of the Closing (other than representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined herein), which representations and warranties shall be true and correct in all respects), except, with respect to the representations and warranties set forth in clauses (e) through (i) of Annex 3.1 to this Agreement, as set forth in the Disclosure Schedule and any supplement thereto delivered by the Company to the Equity Investors pursuant to Section 4.5, and consummation of the Closing shall constitute a reaffirmation by the Company of each of the representations, warranties, covenants and agreements of the Company contained in this Agreement as of the Closing (as qualified by the Disclosure Schedule); and

(ii) the Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by them at or prior to the Closing.

(c) The obligations of the Company to consummate, or cause to be consummated, the transactions contemplated by this Agreement are subject to the satisfaction, on or before the Closing, of each of the following conditions, unless otherwise waived (if permitted by applicable law) in writing by the Company:

(i) all representations and warranties of the Equity Investors contained in Annex 3.2 to this Agreement are true and correct in all material respects at and as of the Closing, and consummation of the Closing shall constitute a reaffirmation by each Equity Investor of each of the representations, warranties, covenants and agreements of such Equity Investor contained in this Agreement as of the Closing; and

(ii) the Equity Investors shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by them at or prior to the Closing.

2.5 Closing. The Equity Investors agree to call the capital required to make the Capital Contribution as soon as practicable, but in any event no more than five calendar days following the date of this Agreement. Subject to the terms and conditions set forth herein, the closing of the transactions contemplated hereby, including the purchase, sale and issuance of the Shares as contemplated herein, shall occur remotely via the exchange of documents and signatures, and the Capital Contribution required hereunder shall be made by wire transfer to the Company (in accordance with wire instructions specified by the Company to the Equity Investors in writing at least three business days prior to the Closing) of immediately available funds in U.S. dollars (collectively, the “Closing”). Subject to the satisfaction of the terms and conditions of this Agreement, the Closing shall occur no later than March 22, 2021, and the Parties shall use their best efforts to cause the Closing to occur as soon as possible after the date of this Agreement and prior to March 22, 2021. At the Closing, the Company shall deliver to each Equity Investor a certificate or notice of issuance (each of which may be in electronic form) representing the Shares being purchased by such Equity Investor at the Closing.

2.6 Amendment of Business Combination LOI. Notwithstanding anything to the contrary in the Business Combination LOI, LIVK and the Company agree that the Business Combination LOI is hereby amended and restated to provide in its entirety in the form attached hereto as Exhibit 6 and that all references to “Business Combination LOI” in Sections 3 through 19 of this Agreement and the Exhibits hereto shall be deemed to refer to the Business Combination LOI as so amended and restated.

3. Representations and Warranties.

3.1 Representations and Warranties of the Company. The Company represents and warrants to each Equity Investor that, except, with respect to the representations and warranties set forth in clauses (e) through (i) of Annex 3.1 to this Agreement, as set forth in the Disclosure Schedule or in any supplement to the Disclosure Schedule to be delivered by the Company to the Equity Investors pursuant to Section 4.5, (A) the representations and warranties set forth in clauses (a) through (d) of Annex 3.1 attached hereto will be true and correct as of the date hereof and as of the Closing and (B) the representations and warranties set forth in clauses (e) through (i) of Annex 3.1 attached hereto will be true and correct as of the Closing.

3.2 Representations and Warranties of the Equity Investors. Each Equity Investor represents and warrants to the Company that the representations and warranties set forth in Annex 3.2 attached hereto will be true and correct as of the date hereof and as of the Closing. As of the date of this Agreement, CKD represents and warrants to the Company that it is in compliance with all applicable rules, regulations, statutes, decrees, orders, laws and other legal requirements of the Comisión Nacional Bancaria y de Valores in all material respects.

4. Additional Covenants.

4.1 Compliance with Applicable Laws. For so long as any of the Equity Investors holds the Shares, the Company shall be and shall cause each of its subsidiaries to be, at all times, in compliance with all applicable laws (including with respect to labor practices), except (a) as otherwise disclosed in the Disclosure Schedule or (b) where the failure to be in compliance could not reasonably be expected to have a material adverse effect on the operation of the business of the Company and its subsidiaries, taken together on a consolidated basis.

4.2 Information Rights. For so long as any of the Shares are outstanding, the Company shall deliver to each Equity Investor:

(a) in no event later than eighty (80) days after the end of each fiscal year of the Company (commencing with fiscal year 2021), a copy (including, as applicable, an English or Spanish translation) of the consolidated audited financial statements including balance sheet, statement of income, stockholders’ equity and cash flow, as of the end of such fiscal year, setting forth in comparative form the figures for the previous fiscal year and accompanied by an opinion of independent accountants stating that such financial statements present fairly in all material respects the financial condition of the companies being reported upon and have been prepared in accordance with GAAP consistently applied (except for changes in application in which such accountants concur);

(b) in no event later than twenty (20) calendar days after the end of each fiscal quarter in each fiscal year of the Company, a copy of the consolidated and nonconsolidated unaudited balance sheet, statement of income, stockholders’ equity and cash flow of the Company, correspondingly, as of the end of such fiscal quarter, which financial statements shall be prepared and presented in accordance with GAAP;

(c) in no event later than twenty (20) calendar days after the end of each calendar month, a copy of the consolidated and nonconsolidated unaudited financial statements of the Company, correspondingly, as of the end of the previous calendar month; and

(d) any other information reasonably requested by such Equity Investor from time to time to meet its direct or indirect reporting requirements under applicable rules of the Bolsa Institucional de Valores, S.A. de C.V.

4.3 Further Assurances. The Company, LIVK and each Equity Investor shall execute and deliver such additional documents and take such additional actions as the Parties reasonably may deem to be practical and necessary in order to consummate the transactions contemplated by this Agreement.

4.4 Non-Occurrence of the Proposed Transaction. If (i) the Merger Agreement is not entered into by the parties thereto on or prior to March 15, 2021 (other than as a result of LIVK’s failure to negotiate in good faith, including the proposal of any changes in terms from those set forth in the Business Combination LOI that would be materially adverse to the Company or its shareholders (but except for any such changes in terms that are a result of feedback from prospective investors with respect to the PIPE Investments (as defined in the Business Combination LOI))) or (ii) the Merger Agreement is entered into by the parties thereto but subsequently terminated prior to the consummation of the transactions contemplated thereby (other than as a result of LIVK’s failure to satisfy or perform any of its obligations under the Merger Agreement), the Company shall, promptly (but, in any event, within three business days) upon LIVK’s request, pay to LIVK $3,500,000 by wire transfer (in accordance with wire instructions specified by LIVK to the Company) of immediately available funds in U.S. dollars as reimbursement for LIVK’s transaction-related expenses. The Parties acknowledge that the agreements contained in this Section 4.4 are an integral part of the transactions contemplated by this Agreement, that, without these agreements, the Parties would not enter into this Agreement and that any amounts payable pursuant to this Section 4.4 do not constitute a penalty. For the avoidance of doubt, the first two sentences of this Section 4.4 shall not apply if the Closing does not occur when required under this Agreement due to the Equity Investors’ failure to fund the Capital Contribution. In addition, in the event that the Closing does not occur when required under this Agreement due to the Equity Investors’ failure to fund the Capital Contribution, the Company, at its option, may terminate this Agreement upon notice to the other Parties hereto. Any such termination shall not release any Party of any liability arising from breaches of this Agreement prior to its termination, and, for purposes of clarity, Sections 3.1, 3.2, 5, 6, 7, 8, 9, 10, 12, 14, 15, 17, 18 and 19 shall survive any such termination of this Agreement.

4.5 Disclosure Schedule. Upon execution of this Agreement, the Company shall deliver to the Equity Investors a disclosure schedule containing exceptions to the representations and warranties of the Company set forth in Section 3.1(e) through 3.1(i) of this Agreement (the “Disclosure Schedule”), which exceptions shall be deemed a part of, and shall qualify, any representations and warranties made by the Company hereunder. During the period from the date of this Agreement through the Closing, the Company may deliver to the Equity Investors supplements to the Disclosure Schedule containing exceptions to the representations and warranties set forth in Sections 3.1(e) through 3.1(i) of this Agreement, which exceptions shall (x) be deemed a part of, and shall qualify, any representations and warranties made by the Company hereunder and (y) not qualify the representations and warranties made by the Company hereunder in a manner that would be material to the Company and its subsidiaries, taken as a whole.

5. Confidentiality. This Agreement shall be treated as confidential and is being entered into by the Parties solely in connection with the agreement of the Equity Investors to make the Capital Contribution and the Company’s and LIVK’s agreement to amend the Business Combination LOI as expressly set forth herein. This Agreement may not be used, circulated, quoted or otherwise referred to in any document, except with the written consent of the Equity Investors and LIVK; provided that the Equity Investors and LIVK agree that the Company may provide a copy of this Agreement to (i) its lenders and the administrative agent under the Senior Credit Agreement and the lenders and administrative agent under the Junior Credit Agreement, (ii) the Company’s board of directors and stockholders and (iii) the Company’s auditors and legal and financial advisors, in each case, so long as such persons are bound by confidentiality obligations in respect of such disclosure. In addition, any Party may disclose this Agreement in connection with any enforcement of its rights under this Agreement.

6. No Recourse; Disclaimers.

6.1 Notwithstanding anything that may be expressed or implied in this Agreement or any document or instrument delivered in connection herewith, and notwithstanding the fact that an Equity Investor may be a partnership, by its acceptance of the benefits of this Agreement, each of the Company, on behalf of itself and its affiliates, successors, assigns, and representatives (collectively, the “Company Parties”) and LIVK and the Equity Investors, on behalf of themselves and their respective affiliates, successors, assigns, and representatives (collectively, the “LIVK Parties”), acknowledges and agrees that (i) no person or entity other than each Equity Investor and LIVK has any obligations hereunder with respect to the Equity Investors’ and LIVK’s obligations hereunder and (ii) no person or entity other than the Company has any obligation hereunder with respect to the Company’s obligations hereunder and that no recourse shall be had hereunder or under any document or instrument delivered in connection herewith, or for any claim based on, in respect of, or by reason of, such obligations or their creation, against, and no personal liability shall attach to, any Non-Recourse Party through any borrower or otherwise, whether by or through attempted piercing of the corporate veil, by or through a claim by or on behalf of any borrower against any Non-Recourse Party, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute, regulation or applicable law, or otherwise. Recourse against any Equity Investor and LIVK pursuant to this Agreement shall be the sole and exclusive remedy of the Company and the other Company Parties and all of their respective affiliates against any Equity Investor, LIVK and the Non-Recourse Parties in respect of any liabilities or obligations of any Equity Investor or LIVK arising under, or in connection with, this Agreement. Recourse against the Company pursuant to this Agreement shall be the sole and exclusive remedy of the Equity Investors, LIVK and the other LIVK Parties and all of their respective affiliates against the Company and the Non-Recourse Parties in respect of any liabilities or obligations of the Company arising under, or in connection with, this Agreement.

6.2 The Parties hereby agree and acknowledge that, notwithstanding anything to the contrary, the sole and exclusive remedy of the Company against CKD and/or the LIV LP in the event of any breach of this Agreement by CKD and/or the LIV LP shall be to seek specific performance of CKD’s and the LIV LP’s obligations to fund the aggregate amount of the Capital Contribution hereunder when due in accordance with the terms hereof, and the Company agrees and acknowledges that it shall not be entitled to seek any damages against any other Party hereto. For the avoidance of doubt, the Parties agree that Banco Invex, S.A., Institución de Banca Múltiple, Invex Grupo Financiero, is acting solely in its capacity as trustee pursuant to the Contrato de Fideicomiso Irrevocable de Emisión de Certificados Bursátiles Fiduciarios de Desarrollo Número F/2416 identified as “LIV Mexico Growth IV No. F/2416” and, as such, under no circumstance shall it be held liable with its own assets. Other than their obligations to fund the aggregate amount of the Capital Contribution hereunder when due in accordance with the terms hereof, CKD and the LIV LP shall not be liable for any claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, arising under or in connection with this Agreement or for any damages in connection with any of the foregoing.

7. Expenses. Each Party shall each bear its own expenses in connection with the negotiation, execution and delivery of this Agreement and the transactions contemplated hereby; provided that, notwithstanding anything to the contrary, if the Merger Agreement is entered into by the parties thereto and the transactions contemplated thereby are consummated, New AT (as defined in the Business Combination LOI) shall pay or cause to be paid all costs and expenses (including fees and expenses of counsel, auditors and financial and other advisors) incurred by the Company, its subsidiaries, the Equity Investors and LIVK in connection with this Agreement and the transactions herein contemplated.

8. Survival. Unless otherwise set forth in this Agreement, the representations and warranties of the Parties contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing until the earlier of (i) the execution of the Merger Agreement and (ii) (A) with respect to the representations and warranties set forth in clauses (a) through (d) of Annex 3.1 to this Agreement, the expiration of the applicable statute of limitations or (B) with respect to the representations and warranties set forth in clauses (e) through (i) of Annex 3.1 to this Agreement, 18 months following the date of this Agreement, and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Parties.

9. Trust Account Waiver. The Company and the Equity Investors acknowledge that LIVK is a blank check company formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities. The Company and the Equity Investors further acknowledge that, as described in LIVK’s prospectus relating to its initial public offering dated December 10, 2019 (the “Prospectus”) available at www.sec.gov, substantially all of LIVK’s assets consist of the cash proceeds of LIVK’s initial public offering and private placement of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of LIVK, its public shareholders and the underwriter of LIVK’s initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to LIVK to pay its tax obligations, if any, the cash in the Trust Account may be disbursed only for the purposes set forth in the Prospectus. For and in consideration of LIVK entering into this Agreement, the receipt and sufficiency of which are hereby acknowledged, each of the Company and each Equity Investor hereby irrevocably waives any and all right, title and interest, or any claim of any kind it has or may have in the future, in or to any monies held in the Trust Account, and agrees not to seek recourse against the Trust Account as a result of, or arising out of, this Agreement.

10. Notices. Unless otherwise provided in this Agreement, all notices or demands relating to this Agreement shall be in writing and shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as a Party may designate in accordance herewith), or telefacsimile. In the case of notices or demands to the Company, they shall be sent to: AgileThought, Inc., 222 Urban Towers, Suite 1650 E, Irving, TX 75039, Attention: Manuel Senderos, manuel.senderos@agilethought.com, Jorge Pliego, jorge.pliego@agilethought.com and Laurie Harrison, laurie.harrison@agilethought.com. In the case of notices or demands to CKD, they shall be sent to Boulevard Manuel Ávila Camacho 40-9, Lomas de Chapultepec I Sección, Alcaldía Miguel Hidalgo, C.P. 11000, Ciudad de México, México, Attention: División Fiduciaria, arossi@livcapital.mx, hzesati@livcapital.mx, mdavila@livcapital.mx, with a copy to Administradora LIV Capital, S.A.P.I. de C.V., Pedregal #24-601, Molino del Rey, Alcaldía Miguel Hidalgo, C.P. 11040, Ciudad de México, México, Attention: Mariano Romero, mromero@livcapital.mx. In the case of notices or demands to the LIV LP, they shall be sent to 330 East 79th Street, Suite 1D, New York, NY 10075, United States of America, Attention: Alex Rossi, Humberto Zesati y Miguel Ángel Dávila, arossi@livcapital.mx, hzesati@livcapital.mx, mdavila@livcapital.mx, with a copy to Pedregal #24-601, Molino del Rey, Alcaldía Miguel Hidalgo, C.P. 11040, Ciudad de México, México, Attention: Mariana Romero, arossi@livcapital.mx, hzesati@livcapital.mx, mdavila@livcapital.mx and mromero@livcapital.mx. In the case of notice or demands to LIVK, they shall be sent to Pedregal #24-601, Molino del Rey, Alcaldía Miguel Hidalgo, C.P. 11040, Ciudad de México, México, Attention: Mariana Romero, arossi@livcapital.mx, hzesati@livcapital.mx, mdavila@livcapital.mx, and mromero@livcapital.mx. Copies of all notices to CKD, the LIV LP or LIVK shall also be sent to Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, NY 10017, Attention: Lee Hochbaum and Derek Dostal, lee.hochbaum@davispolk.com, derek.dostal@davispolk.com. Any Party hereto may change the address or other contact information at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other Party. All notices or demands sent in accordance with this Section 7, shall be deemed received on the earlier of the date of actual receipt or three business days after the deposit thereof in the mail; provided, that (a) notices sent by overnight courier service shall be deemed to have been given when received, (b) notices by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient) and (c) notices by electronic mail shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgment).

11. Amendment. This Agreement may not be amended or, except as otherwise set forth herein, terminated or any provisions waived without the prior written consent of each of the Parties.

12. No Other Beneficiaries; Remedies. This Agreement is solely for the benefit of the Parties and is not intended to, nor does it, confer any benefits on, or create any rights or remedies in favor of, any person or entity other than the Parties. In the event of any Party’s breach of its obligations under the terms of this Agreement, the other Parties shall be entitled to specific performance or other injunctive or equitable relief to compel the breaching Party’s performance (without having to secure or post any bond), in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.

13. Counterparts, Etc. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute but one and the same instrument. This Agreement will become effective when duly executed and delivered by each Party hereto.

14. Construction of Agreement. This Agreement has been reviewed by each of the Parties and their counsel and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the Parties.

15. Severability of Provisions. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

16. Assignment. Each Equity Investor reserves the right, prior to or after execution hereof, to assign any portion of the Capital Contribution under Section 2 hereunder to one or more affiliates, financing sources or other investors and upon the actual timely funding of such assigned portion of the Capital Contribution, each Equity Investor shall have no further obligation to the Company (or any other person or entity) with respect thereto (it being understood that until, and to the extent, that such assigned portion of the Capital Contribution is actually timely funded in the manner described in Section 2, no such assignment shall relieve the Equity Investors of their obligation to invest the full amount of the Capital Contribution). The rights of the Company under this Agreement may not be assigned in any manner without the prior written consent of the Equity Investors and LIVK and any attempted assignment in violation of this provision by the Company shall render the Capital Contribution of no further force or effect. Except as provided in the first sentence of this Section 16, the rights of the Equity Investors and/or LIVK under this Agreement may not be assigned in any manner without the prior written consent of the Company, and any attempted assignment in violation of this provision by any Equity Investor or LIVK shall be null and void and of no further force or effect.

17. Governing Law; Jurisdiction; Waiver of Jury Trial.

17.1 Governing Law. All matters relating to or arising out of this Agreement or the transactions contemplated hereby (whether sounding in contract, tort or otherwise) will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

17.2 Jurisdiction. Each Party hereto consents to the exclusive jurisdiction of any state or federal court located within the county of New Castle in the State of Delaware and irrevocably agrees that all actions or proceedings relating to this Agreement or the transactions contemplated hereby may be litigated only in such courts. Each Party hereto accepts for itself and in connection with its respective properties, generally and unconditionally, the jurisdiction of such courts and waives any defense of forum non conveniens, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement or the transactions contemplated hereby. Each Party hereto irrevocably consents to the service of process out of any such courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Party at the address specified in this Agreement, with such service to become effective 15 calendar days after such mailing. Nothing herein shall in any way be deemed to limit the ability or either Party hereto to serve any such legal process, summons, notices or documents in any other manner permitted by applicable law. Notwithstanding the foregoing, a Party hereto may commence an action in a court other than the above-named courts for the purpose of enforcing an order issued by one of the above-named courts.

17.3 Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF, WHETHER NOW EXISTING OR HEREAFTER ARISING. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY IN ANY ACTION WHATSOEVER BETWEEN OR AMONG THEM RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY AND THAT SUCH ACTIONS WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

18. Interpretation. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular and to the singular include the plural, the part includes the whole, the terms “including” and “include” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, clause, paragraph, section, subsection, exhibit, and schedule references are to this Agreement unless otherwise specified.

19. Miscellaneous. Each Party acknowledges and agrees that (a) this Agreement is not intended to, and does not, create any agency, partnership, fiduciary or joint venture relationship between or among any of the Parties hereto and neither this Agreement nor any other document or agreement entered into by any Party hereto relating to the subject matter hereof shall be construed to suggest otherwise and (b) the obligations of the Equity Investors under this Agreement are solely contractual and not fiduciary in nature. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by e-mail delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation of a contract and each Party hereto forever waives any such defense.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned have executed this Equity Contribution Agreement as of the date first written above.

COMPANY:	AgileThought, Inc.

	By:	/s/ Manuel Senderos Fernandez
	Name:	Manuel Senderos Fernandez
	Title:	Chief Executive Officer

EQUITY INVESTORS:	BANCO INVEX, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, INVEX GRUPO FINANCIERO, ACTING SOLELY IN ITS CAPACITY AS TRUSTEE PURSUANT TO THE CONTRATO DE FIDEICOMISO IRREVOCABLE DE EMISIÓN DE CERTIFICADOS BURSÁTILES FIDUCIARIOS DE DESARROLLO NÚMERO F/2416 IDENTIFIED AS “LIV MEXICO GROWTH IV NO. F/2416”

By: Administradora LIV Capital, S.A.P.I. de C.V.

	By:	/s/ Alexander Roger Rossi
	Name:	Alexander Roger Rossi
	Title:	Attorney-in-fact

LIV MEXICO GROWTH FUND IV, L.P.

	By:	/s/ Alexander Roger Rossi
	Name:	Alexander Roger Rossi
	Title:	Attorney-in-fact

	LIVK:	LIV Capital Acquisition Corp.

	By:	/s/ Alexander Roger Rossi
	Name:	Alexander Roger Rossi
	Title:	Chief Executive Officer and Chairman

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